SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 3, 2003 (Date of earliest event reported)

D E E R E & C O M P A N Y
(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)

1-4121 (Commission File Number)

36-2382580 (IRS Employer Identification No.)

One John Deere Place Moline, Illinois 61265 (Address of principal executive offices and zip code)

(309)765-8000 (Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report.)

Item 9.	Regulation FD Disclosure

Deere & Company One John Deere Place Moline, IL 61265 USA Phone: 309-765-8000 www.deere.com

DEERE TO RELEASE MONTHLY RETAIL-SALES COMMENT

MOLINE, IL (December 3, 2003) -- Deere & Company today said it plans to release commentary on November 2003 retail sales next week. The company's remarks will be available in the form of a recorded message, accessible by telephone or over the Internet, after the monthly announcement of industry sales by the Association of Equipment Manufacturers. The AEM report is normally made public on or shortly after the tenth day of the month.

Deere's statement will provide comment about the AEM data and other information concerning company retail sales of farm machinery, construction equipment and commercial and consumer equipment.

The company's comments will be available on the Internet at www.deere.com, or by phone at 309/765-5149, for several days following the AEM announcement. The information is expected to be available by telephone shortly before it is posted on the website. Other information regarding developments at Deere may also be posted on the company website from time to time.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ JAMES H. BECHT James H. Becht Secretary

Dated: December 3, 2003